Exhibit 21

Subsidiaries of the Registrant
1.	Bank of the Ozarks, an Arkansas state chartered bank

2.	Ozark Capital Statutory Trust II, a Connecticut business trust

3.	Ozark Capital Statutory Trust III, a Delaware business trust

4.	Ozark Capital Statutory Trust IV, a Delaware business trust

5.	Ozark Capital Statutory Trust V, a Delaware business trust

6.	The Highlands Group, Inc., a 100% owned Arkansas subsidiary of Bank of the Ozarks

7.	Arlington Park, LLC, a 50% owned Arkansas subsidiary of The Highlands Group, Inc.

8.	BOTO, LLC, a 100% owned Arkansas subsidiary of Bank of the Ozarks

9.	ASMSA Investment Fund LLC, a 99% owned Delaware subsidiary of Bank of the Ozarks

10.	Open Avenues Investment Fund LLC, a 99% owned Delaware subsidiary of Bank of the Ozarks

11.	BOTO FL Properties LLC, a 100% owned Florida subsidiary of Bank of the Ozarks

12.	PAB State Credits LLC, a 100% owned Georgia subsidiary of Bank of the Ozarks

13.	FCB Properties LLC, a 100% owned Georgia subsidiary of Bank of the Ozarks

14.	BOTO NC Properties, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks

15.	BOTO GA Properties, LLC, a 100% owned Georgia subsidiary of Bank of the Ozarks

16.	BOTO-AR Properties, LLC, a 100% owned Arkansas subsidiary of Bank of the Ozarks

17.	BOTO SC Properties, LLC, a 100% owned South Carolina subsidiary of Bank of the Ozarks

18.	Omnibank Center Business Condominium Owners Association, Inc., a 75.2% owned Texas subsidiary of Bank of the Ozarks

19.	Summit Real Estate Investments, Inc., a 100% owned Arkansas subsidiary of Bank of the Ozarks

20.	Intervest Statutory Trust II, a Connecticut business trust

21.	Intervest Statutory Trust III, a Connecticut business trust

22.	Intervest Statutory Trust IV, a Delaware business trust

23.	Intervest Statutory Trust V, a Delaware business trust

24.	BOTO Holdings, Inc., a 100% owned Texas subsidiary of Bank of the Ozarks

25.	RESG Cayman Islands SPE, LLC, a 100% owned Texas subsidiary of Bank of the Ozarks

26.	Hughes Meadows Apartments, LP, a 99.99% owned Arkansas subsidiary of Summit Real Estate Investments, Inc.

27.	Keiser Apartments Limited Partnership, a 99% owned Arkansas subsidiary of Summit Real Estate Investments, Inc.

28.	Ridgecrest Limited Partnership, a 95% owned Arkansas subsidiary of Summit Real Estate Investments, Inc.

29.	East Atlantic Properties, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks

30.	BOTC, LLC, a 100% owned North Carolina subsidiary of Bank of the Ozarks

31.	Twin Points Road Clubhouse Properties, LLC, a 100% owned Arkansas subsidiary of Bank of the Ozarks

32.	Highway 7 Properties, LLC, a 100% owned Arkansas subsidiary of Bank of the Ozarks

33.	Bay Street Townhomes Condominium Assoc., Inc., a 100% owned Florida subsidiary of Bank of the Ozarks

34.	Wynwood First, LLC, a 100% owned Florida subsidiary of Bank of the Ozarks

35.	910 Cape Coral Parkway, LLC, a 100% owned Florida subsidiary of Bank of the Ozarks

36.	BOTO Bankmobile, LLC (FKA C1 Bankmobile, LLC), a 100% owned Florida subsidiary of Bank of the Ozarks

Subsidiaries of the Registrant

37.	Deltona Inn Properties, LLC, a 100% owned Florida subsidiary of Bank of the Ozarks

38.	Elizabeth Station, LLC, a 33.34% owned Georgia subsidiary of Bank of the Ozarks